 Exhibit 15.1

Exhibit 15.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-238458) of Credit Suisse Group AG and Credit Suisse AG and in the Registration Statements on Form S-8 (No. 333-101259, 333-208152 and 333-217856) of Credit Suisse Group AG of our report dated March 10, 2022 relating to the financial statements of Credit Suisse Group AG and its subsidiaries (the “Group”) as of and for the year ended December 31, 2021 and the Group’s effectiveness of internal control over financial reporting, which appears in this Form 20-F. /s/ PricewaterhouseCoopers AG Zurich, Switzerland March 10, 2022